UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9810 Summers Ridge Road, Suite 110 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On October 2, 2015, the Board of Directors of OncoSec Medical Incorporated (the “Company”) determined that the Company’s Fiscal Year 2015 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on December 4, 2015. Because the date of the Annual Meeting differs by more than thirty days from the anniversary of the Company’s Fiscal Year 2014 Annual Meeting of Stockholders, which was held on July 31, 2015, the Company is providing this information in accordance with Rule 14a–5(f) and Rule 14a–8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a–8 under the Exchange Act, must ensure that, pursuant to the Company’s Bylaws and Rule 14a–8(e)(2) under the Exchange Act, such proposal is received by the Company’s Secretary on or before the close of business on October 20, 2015. The mailing address of the Company’s principal executive office is 9810 Summers Ridge Road, Suite 110, San Diego, California 92121. Any such proposal must also meet the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission and in the Bylaws of the Company in order to be eligible for inclusion in such proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015		OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President and Chief Executive Officer